Exhibit 99.1

Media Contact:	Investor Relations Contact:
Kate Leeson	Carolyn Bass
Taleo Corporation	Market Street Partners
925-452-3659	415-445-3232
kleeson@taleo.com	carolyn@marketstreetpartners.com
For Immediate Release:
Taleo Announces Second Quarter 2006 Financial Results
Dublin, Calif., — August 15, 2006 — Taleo Corporation (Nasdaq: TLEO), the leading provider of on demand talent management solutions, today announced financial results for its fiscal second quarter ended June 30, 2006.
Business Highlights Include:
•	Q2 2006 revenue increased by 22% year-over-year to $23.5 million.

•	Q2 2006 recurring application revenue increased by 26% year-over-year to over $19 million.

•	Record number of enterprise and total new customers added in Q2; Total customer base grows to over 620.

•	Appointed Katy Murray as new chief financial officer; previously CFO at i2 and EXL Services, Murray brings nearly 15 years of combined accounting/financial and executive management experience to the company.
“I am pleased with our revenue growth and customer acquisition results for the quarter as we continue to execute on the task of developing, selling and delivering valuable talent management solutions to our customers,” stated Michael Gregoire, president and CEO of Taleo. “We continue to see substantial opportunity and demand within the Human Capital Management (HCM) market as evidenced by the record number of customers we acquired in the quarter. Taleo added 113 new customers, including 18 large enterprise customers representing a dramatic increase of 50% versus the prior quarter’s new customer total. We continue to see strong demand from new customers as well as from existing customers for our talent management solutions.”
Taleo announced the following results for the quarter ended June 30, 2006:
Revenue: Total revenue for the second quarter was $23.5 million, an increase of 22% on a year-over-year basis. Recurring application revenue for the second quarter was $19.0 million, an increase of 26% on a year-over-year basis.
Net Loss and Loss Per Share: Net loss in accordance with generally accepted accounting principles in the United States, or GAAP, was $1.8 million for the second quarter, compared to a net loss of $1.3 million for the same period last year. Net loss for the second quarter of 2006 includes share-based payment expense of $1.4 million pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123R, “Share-Based

Payment” (SFAS 123R), which requires companies to expense the fair value of employee stock options and similar awards. Net loss per share was $0.10 for the second quarter of 2006 based on 19.2 million weighted average shares outstanding compared to net loss per share of $14.45 for the same period in 2005 based on 89 thousand weighted average shares outstanding.
Non-GAAP Net Loss and Non-GAAP Loss Per Share: Non-GAAP net loss, which excludes restructuring costs, loss on disposal of fixed assets, stock compensation expense, share-based payment expense pursuant to SFAS 123R, amortization of acquired intangibles, and accretion of dividends and issuance costs on preferred stock, was $194 thousand for the second quarter of 2006, compared to a non-GAAP net loss of $168 thousand in the same period last year. Non-GAAP net loss per share was $0.01 for the second quarter of 2006 based on 19.2 million weighted average shares outstanding compared to non-GAAP net loss per share of $1.89 for the same period in 2005 based on 89 thousand weighted average shares outstanding.
Additional Second Quarter Business Highlights:
•	Taleo added a record number of new customers in the quarter, bringing total customers to over 620.

•	New Taleo customers added in the second quarter of 2006 include the following leading companies across a wide variety of industries: ADP Claims Services Group, AirTran Airways, Canada Mortgage and Housing Corporation, Catholic Health, CDW Computer Centers, Columbia Sportswear, Community Health Systems, Diversity Search Group, Duke Energy, Eastman Chemical, Genworth Financial, Jobster, Kohl’s Corporation, Moffit Cancer Center, National Foods, Nisus Search LLC, Shared Technologies, SML Resourcing and Synergy Corporate Recruitment.

•	Taleo expanded the number of registered users during the second quarter of 2006 to more than 750,000, up from approximately 588,000 in the previous quarter.

•	Taleo customers have used the Taleo solution to process 44.3 million candidates and enable more than 1.5 million hires since inception.

•	Taleo launched several new products including Taleo Enterprise Edition 7, its talent management solution for large, global enterprises, and Taleo Business Edition 7, its on demand solution built specifically for small and mid-market companies. Taleo Enterprise Edition 7 includes more than 100 new enhancements to meet ongoing and evolving customer talent management requirements, as well as two entirely new applications: Taleo Reporting and Analytics and Taleo Onboarding.

•	Taleo relocated to new global headquarters in the city of Dublin, California, in San Francisco’s East Bay.
Conference Call Details
In conjunction with this announcement, Taleo will host a conference call today at 8:30 am (EDT) to discuss the company’s second quarter 2006 financial results. To access this call, dial 1-800-819-9193 (domestic) or 1-913-981-4911 (international) using passcode 7840787. A replay of this conference call will be available through August 22, 2006, at 1-888-203-1112 (domestic) or 1-719-457-0820 (international). The replay passcode is 7840787. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.

About Taleo Corporation
Taleo (Nasdaq: TLEO) delivers on demand talent management solutions that enable organizations of all sizes to assess, acquire, develop and align their workforce for improved business performance. Taleo’s customers use its suite of solutions to improve their talent management processes to reduce the time and costs associated with these processes and to enhance the quality, productivity and satisfaction of their workforces. Taleo currently has more than 620 corporate customers with approximately 750,000 registered users who use our services to fill positions in almost 100 countries. For more information visit www.taleo.com.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including the possibility that the market for enterprise software does not develop as anticipated; the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for our software; failure to develop new software products or enhance existing products; failure to retain key staff; the failure to maintain historical maintenance renewal rates; and the failure to properly protect our proprietary rights and intellectual property. Further information on potential factors that could affect actual results is included in Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on April 17, 2006, in Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on August 14, 2006, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude restructuring costs, loss on disposal of fixed assets, stock compensation expense, share-based payment expense pursuant to SFAS 123R, amortization of acquired intangibles, and accretion of dividends and issuance costs on preferred stock.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)

	Six Months Ended		Three Months Ended
	June 30		June 30
	2006	2005	2006	2005
		(Restated)		(Restated)
Revenue:
Application	$37,247	$30,103	$19,031	$15,075
Consulting	8,389	7,361	4,441	4,232

Total revenue	45,636	37,464	23,472	19,307

Cost of revenue (note 2):
Application	8,809	7,605	4,572	3,778
Amortization of acquired intangibles	498	471	249	249

Total cost of application revenue	9,307	8,076	4,821	4,027
Consulting	6,533	5,026	3,212	2,811

Total cost of revenue	15,840	13,102	8,033	6,838

Gross profit	29,796	24,362	15,439	12,469

Operating expenses (note 2):
Sales and marketing	14,272	11,169	7,919	5,764
Research and development	9,600	8,117	4,818	4,171
General and administrative (note 1) (note 3)	9,774	4,981	5,287	2,567
Restructuring costs and other charges	—	804	—	—

Total operating expenses	33,646	25,071	18,024	12,502

Loss from operations	(3,850)	(709)	(2,585)	(33)

Other income (expense):
Interest income	1,486	157	777	117
Interest expense	(43)	(637)	(13)	(501)
Other (expense) income, net (note 3)	—	—	—	—

Total other income (expense)	1,443	(480)	764	(384)

Loss before provision for income tax	(2,407)	(1,189)	(1,821)	(417)
Provision for income taxes	15	—	7	—

Net loss	$(2,422)	$(1,189)	$(1,828)	$(417)

Accretion of dividends and issuance cost on preferred stock	—	(1,719)	—	(869)

Net loss attributable to Class A common stockholders	$(2,422)	$(2,908)	$(1,828)	$(1,286)

Net loss attributable to Class A common stockholders — basic and diluted	$(0.13)	$(36.81)	$(0.10)	$(14.45)

Weighted average Class A common shares — basic and diluted	19,013	79	19,229	89

NOTES

1.	Includes $366 of stock compensation expense under SFAS 123 related to a warrant issued to an external consultant in the six months ended June 30, 2005.
[Notes continued on next page]

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
NOTES (continued)

		Six Months Ended		Three Months Ended
		June 30		June 30
		2006	2005	2006	2005
			(Restated)		(Restated)
2.	Includes share-based payments expense pursuant to adoption of SFAS 123R as of January 1, 2006.
	Application COS	$88		$47
	Service COS	91		51

	COS Subtotal	179		98

	Sales & Marketing Operating Cost	463		246
	R&D Operating Cost	277		154
	G&A Operating Cost	1,293		889

	SG&A Subtotal	2,033		1,289

	Total share-based payments expense	$2,212		$1,387

3.	Realized/Unrealized FX loss reflected in G&A for all periods	$210	$322	$186	$227
Reconciliation of GAAP loss from operations and non-GAAP income (loss) from operations:

	Six Months Ended		Three Months Ended
	June 30		June 30
	2006	2005	2006	2005
GAAP loss from operations reported above	$(3,850)	$(709)	$(2,585)	$(33)
Add back:
Restructuring costs and other charges	—	804	—	—
Loss on disposal of fixed assets	182	—	—	—
Stock compensation expense	—	366	—	—
Share-based payments (SFAS 123R)	2,208	—	1,385	—
Amortization of acquired intangibles	498	471	249	249
Realized/Unrealized Loss on Foreign Currency	210	322	186	227

	3,098	1,963	1,820	476

Non-GAAP income (loss) from operations	$(752)	$1,254	$(765)	$443

Reconciliation of GAAP net loss and net loss per share with non-GAAP net income (loss) and non-GAAP earnings (loss) per share:

	Six Months Ended		Three Months Ended
	June 30		June 30
	2006	2005	2006	2005
GAAP net loss reported above	$(2,422)	$(2,908)	$(1,828)	$(1,286)
Add back:
Restructuring costs and other charges	—	804	—	—
Loss on disposal of fixed assets	182	—	—	—
Stock compensation expense	—	366	—	—
Share-based payments (SFAS 123R)	2,208	—	1,385	—
Amortization of acquired intangibles	498	471	249	249
Accretion of dividends and issuance costs on preferred stock	—	1,719	—	869

	2,888	3,360	1,634	1,118

Non-GAAP net income (loss)	$466	$452	$(194)	$(168)

Non-GAAP net income (loss) per share
Basic	$0.02	$5.72	$(0.01)	$(1.89)

Basic, pro forma as adjusted	$0.02	$0.03	$(0.01)	$(0.01)

Diluted	$0.02	$0.02	N/A	N/A

Reconciliation of basic and diluted share count:

Basic	19,013	79	19,229	89

Add: Weighted Average — Series B Common Stock	3,896	4,038	3,755	4,038
Weighted Average — Preferred Stock	0	12,334	0	12,334
Weighted Average — Warrants & Options	2,576	2,391	2,547	2,360

Diluted	25,485	18,842	25,531	18,821

Less: Weighted Average — Warrants & Options	(2,576)	(2,391)	(2,547)	(2,360)

Basic, pro forma as adjusted	22,909	16,451	22,984	16,461

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)

	June 30	March 31,	December 31,
	2006	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$63,050	$62,731	$59,346
Restricted cash	961	779	1,110
Accounts receivable	17,070	20,517	15,026
Prepaid expenses and other current assets	3,729	4,021	3,010
Investment credit receivable	3,461	2,815	4,944

Total current assets	88,271	90,863	83,436

Property and equipment, net	12,210	6,924	7,129
Restricted Cash	1,048	1,248	936
Other assets	274	382	283
Goodwill	6,027	6,027	5,947
Other Intangibles, net	791	1,040	1,289

Total assets	$108,621	$106,484	$99,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligation, current	$602	$581	$583
Accounts payable and accrued liabilities	14,918	11,267	13,063
Contingent shares issuable	80	80	81
Customer deposits	1,654	2,397	342
Deferred revenue	16,415	17,724	10,870

Total current liabilities	33,669	32,049	24,939

Customer deposits and long term deferred revenue	303	187	114
Other liabilities	105	129	155
Capital lease obligation, long term	95	256	399
Class B redeemable common stock	—	—	—

Total liabilities	34,172	32,621	25,607

Exchangeable share obligation	1,352	1,713	1,715

Stockholders’ equity:
Capital stock	—	—	—
Additional paid-in capital	128,518	125,934	124,947
Accumulated deficit	(56,123)	(54,295)	(53,701)
Deferred compensation	—	—	(21)
Accumulated other comprehensive income	702	511	473

Total Stockholders’ equity	73,097	72,150	71,698

Total liability and stockholders’ equity	$108,621	$106,484	$99,020